Exhibit 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 19, 2000 relating to the financial statements and financial statement schedule, which appears in Constellation Energy Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the headings "Experts" in such Registration Statement.

                                                  /s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
May 5, 2000